[Lattice Strategies Letterhead]

April 1, 2017

State Street Bank and Trust Company

Channel Center

1 Iron Street, CCB6E

Boston, MA 02210

Attention: Shawn Alarie, Senior Vice President

Re:  HARTFORD FUNDS EXCHANGE-TRADED TRUST (the “Fund”)

Ladies and Gentlemen:

Please be advised that the undersigned Fund has been incorporated and registered as a management investment company under the Investment Company Act of 1940, as amended.

In accordance with Section 20.6.1, the Additional Funds provision, of the Master Custodian Agreement dated as of December 12, 2014, as amended, modified, or supplemented from time to time (the “Agreement”), by and among each registered investment company party thereto, and State Street Bank and Trust Company (“State Street”), the undersigned Fund hereby requests that State Street act as Custodian for the Fund and its two new series of shares to be known as the HARTFORD CORPORATE BOND ETF and the HARTFORD QUALITY BOND ETF, under the terms of the Agreement.  In connection with such request, the undersigned Fund hereby confirms, as of the date hereof, its representations and warranties set forth in Sections 20.7.1 and 20.15 of the Agreement.  Appendix A to the Agreement is hereby amended as set forth on Appendix A hereto, effective as of the effective date set forth below.

Please indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Fund and retaining one for your records.

Sincerely,

HARTFORD FUNDS EXCHANGE-TRADED TRUST
on behalf of itself and:
HARTFORD CORPORATE BOND ETF
HARTFORD QUALITY BOND ETF

By:
Name: Laura S. Quade
Title: Vice President, Duly Authorized

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:
Name:	Andrew Erickson
Title:	Executive Vice President, Duly Authorized

Effective Date:

2

APPENDIX A

TO

MASTER CUSTODIAN AGREEMENT

(as of April 1, 2017)

MANAGEMENT INVESTMENT COMPANIES REGISTERED WITH THE SEC

Hartford Funds Exchange-Traded Trust

Hartford Corporate Bond ETF

Hartford Quality Bond ETF

Lattice Strategies Trust

Hartford Multifactor Developed Markets (ex-US) ETF (f/k/a Lattice Developed Markets (ex-US) Strategy ETF)

Hartford Multifactor Emerging Markets ETF (f/k/a Lattice Emerging Markets Strategy ETF)

Hartford Multifactor Global Small Cap ETF (f/k/a Lattice Global Small Cap Strategy ETF)

Hartford Multifactor Low Volatility International Equity ETF

Hartford Multifactor Low Volatility U.S. Equity ETF

Hartford Multifactor REIT ETF (f/k/a Lattice Real Estate Strategy ETF)

Hartford Multifactor US Equity ETF (f/k/a Lattice US Equity Strategy ETF)